                                                                    EXHIBIT 10.2

     THIS LEASE, dated this 22nd day of FEBRUARY, 1993, by and between NICHOLAS
                            -----
R. DINAPOLI, JR., TRUSTEE FOR BROOKFIELD COMMERCE, a Connecticut Partnership with a place of business in the Town of Ridgefield, County of Fairfield, and State of Connecticut (hereinafter called "LESSOR") and SAFE ALTERNATIVES CORPORATION OF AMERICA, INC., a Delaware corporation having its principle place of business at 27 Governor Street, Ridgefield, Connecticut, acting herein by Stephen Thompson, its President (hereinafter called "LESSEE"), collectively the "PARTIES",

                               W I T N E S S E T H:

WHEREAS, the Lessor is the owner of certain Property known as Parcel 8,91 Commerce Drive in the Town of Brookfield, County of Fairfield and State of Connecticut, and the Lessor is desirous of renting the Premises; and

WHEREAS, the Lessee is desirous of leasing the Premises upon the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration for the mutual covenants herein contained and other valuable considerations, the Parties agree as follows:

1.  LEASED PREMISES:

In consideration of the rents and covenants herein reserved and contained on the part of the Lessee to be paid, performed and observed, the Lessor does hereby demise and lease unto the Lessee a building shown on the attached floor plan consisting of approximately 12,000 sq. ft. marked as Schedule B ("Premises"), which plans are part of a building located on Property in the said Town of Brookfield and more particularly described on Schedule A attached hereto and made a part hereof, 27 Governor Street, Ridgefield, Connecticut consisting of the first and second floors, together with access and egress therefrom within the parking lot located thereon ("Property").

The Lessee shall have exclusive possession and quiet enjoyment of the leased Premises during the term of the Lease.

2.  TERM:

The aforesaid Premises are leased for a term of FIVE (5) years commencing on the 1st day of March, 1993 ("Commencement Date") and terminating on the 28th day of February, 1998 ("Term").

3.  RENT:

The Lessee shall pay rent as follows:

YEARS    YEARLY RENTAL            MONTHLY RENTAL

1st         $55,350.00                  $3,075.00(3/1/93-8/31/93)
                                         6,150.00(9/1/93-2/28/94)

2nd          73,800.00                   6,150.00
3rd          76,752.00                   6,396.00

4th         $79,822.00                  $6,652.00
5th          83,015.00                   6,918.00

which amounts will be paid as a matter of convenience in monthly installments, in advance, on the 1st day of each and every month throughout the term without set-off or deduction of any kind, provided the Lessor has complied with the terms of this Lease. In the event the term of this Lease shall commence on any day other than the first day of a month, the rent for the remaining portion of such month shall be prorated on a daily basis, until the first day of the next month. All payments to the Lessor shall be made by check or bank draft, payable to the order of the Lessor, or the Lessor's designated payee, and shall be mailed or delivered to such payee at its office at P.O. Box 2006, 27 Governor Street, Ridgefield, Connecticut 06877, or at such other address as the Lessor may direct by written notice.


4.   ADDITIONAL RENT - FIRE INSURANCE PREMIUM:

Any increase in fire insurance of the Building as a result of Lessee's use or occupancy resulting in an extraordinary risk or hazard that increases the insurance costs on the entire building shall be borne by Lessee.

5.  SECURITY DEPOSIT:

The Lessee shall deposit with the Lessor the sum of TWELVE THOUSAND THREE HUNDRED ($12,300.00) DOLLARS as security for the faithful performance by the Lessee of its obligations under this Lease. The deposit will be returned to the Lessee within thirty (30) days after the expiration of the term of this Lease provided that the Lessee has complied with all of its obligations under the terms of this Lease or unless the Lessee renews this Lease for another term, either expressly in writing or at the Lessor's election, in which case the security deposit shall be retained until the expiration of such extended period. In no event shall the security deposit be applied by the Lessee against the last three (3) months' rent installment.

6.  USE:

The Lessee shall maintain the Premises and the Premises shall be used and occupied for office/research and development and shipping of chemicals and the Lessee covenants and agrees that it shall not use the Premises for any use other than as is set forth above.

7.  SUBROGATION:

Notwithstanding any other provisions herein, Lessor and Lessee each releases the other, and on behalf of its insurers, waives its right to recovery against the other from loss or damage to the waiving party and its property to the extent that the loss or damage was insured.

8.  INDEMNITY:

Lessee agrees to indemnify, protect, defend and hold Lessor, its employees and agents, harmless from and against all claims, actions, losses, damages, costs, expenses, and liabilities (except those caused solely be negligence of Lessor) arising out of actual or alleged injury to or death of any person or loss of or damage to property in or upon the Premises including the person and property of Lessor, its employees, agents, licensees or others.

9.  LESSOR'S RIGHT OF ENTRY:

The Lessor, its agents and representatives, at all reasonable times during business hours, by appointment, may enter the Premises for the purpose of (a) inspection thereof; (b) making repairs or replacements or additions to the Premises and (c) exhibiting the Premises to prospective tenants, purchasers or other persons within the last ninety (90) day period of the term of this Lease. Should the Lessee abandon the Premises or otherwise is in default of the terms of the Lease, the Lessor may enter and remodel, repair or decorate or otherwise prepare the Premises for reletting.

10.  REPAIRS:

The Lessor at its sole cost and expense, shall repair and keep in good condition the roof, exterior and supporting walls, parking area and walks, and shall effectuate major maintenance and repairs on the heating system and air conditioning system within the building, provided, however, that the cost of any such repairs required as the result of the negligence or willful act of the Lessee, its customers, licensees, agents, servants or employees, shall be borne by the Lessee. The Lessee, at its sole cost and expense, shall promptly repair and at all times maintain in good condition the interior of the Premises, excepting those items above to be repaired and maintained by the Lessor.

All building code and fire code alterations or compliance as a result of Lessee's occupancy shall be the responsibility of the Lessee.

11.  INTERIOR ALTERATIONS:

The Lessee may, at its expense, make such alterations and improvements to the demised Premises and install interior partitions as it may require, provided that the written approval of the Lessor be first obtained and that such improvements and alterations are done in a workmanlike manner in keeping with all building codes and regulations which in no way harm the structure of the Premises, provided that at the expiration of this Lease or any extension thereof, the Lessee, at its expense, restores the Premises to its original condition and repairs of any damage to the Premises resulting from the installation or removal of such partitions, fixtures, or equipment as may have been installed by the Lessee if requested to do so by the Lessor.

The Lessee agrees to hold Lessor harmless from the payment of any claims, either by way of damages or liens for labor or materials resulting from any alterations. All of such changes, additions, or alterations shall be made solely at the expense of the Lessee; and the Lessee agrees to protect, indemnify and save harmless the Lessor on account of any injury to third persons or property, by reason of any such changes, additions, or alterations.

12.  FIRE CLAUSE:

If the Premises shall be made untenantable, in whole, or a substantial part, by fire or other casualty, the Lessor, if it so elects, may (a) terminate the term of this Lease effective as of the date of such fire or casualty, by written notice given to the Lessee fifteen (15) days after such date, or (b) repair, restore or rehabilitate the Premises at the lessor's expense, in which event the term hereof shall not terminate, but any fixed rent herein reserved shall be abated on a per diem basis in proportion to the area of the Premises rendered untenantable by such fire or casualty. The Lessee shall give to the Lessor prompt written notice of any fire, damage or casualty occurring in, about or to the Premises. In the event the Lessor elects to rehabilitate the Premises, and the Lessor has not substantially completed the rehabilitation within one hundred eighty (180) days from the date of such fire or casualty, the Lessee shall have the option, upon written notice to the Lessor, to cancel and terminate this Lease, and all rent due hereunder shall be prorated up to and including the date of receipt of the notice of termination to the Lessor.

13.  INSURANCE (LIABILITY):

     The Lessee agrees that it will indemnify and save harmless the Lessor from any loss, liability or damage sustained by person or property on the Premises walkways and parking lot and will procure and pay for, during the term of this Lease, general commercial liability policies from standard liability or indemnity companies acceptable to the Lessor, insuring the Lessor against all loss or damage to persons or property arising out of the Lessees use or occupancy of the Premises and appurtenant walkway and parking lot, which policies or certificates thereof with the Lessor as an additional insured, shall be placed in possession of the Lessor at the commencement of and throughout the term, together with evidence of payment of premiums. Policies shall be payable in an amount not less than $1,000,000.00 for each loss or damage sustained by any one person,a nd not less than $2,000,000.00 for all losses or damages sustained in connection with each act, accident, or occurrence and $100,000.00 for all losses or damages to property.

The Lessee agrees to replace all broken glass damaged or destroyed in any manner whatever.

14.  SIGNS:

The Lessee shall not permit, allow or cause to be erected, installed, maintained, painted or displayed on, in or at the Premises, any exterior signs, lettering, placards, announcements, decoration or advertising media, visible from the exterior of the Premises, WITHOUT THE PRIOR WRITTEN APPROVAL OF THE LESSOR. The Lessee shall not permit any advertising media with excessively bright lights, changing, flashing, flickering or moving lights, or lighting devices, the effect of which shall be visible or audible from the exterior of the Premises. In all respects, the Lessee shall comply with any and all applicable rules and regulations concerning the erection and maintenance of signs within the Town of Brookfield and shall pay all costs concerned with the obtaining of any such necessary permits.

15.  ACCEPTANCE OF PREMISES:

The Lessee shall examine the Premises before taking possession, and the Lessee's entry into possession shall constitute conclusive evidence that as of the date thereof the Premises were in good order and satisfactory condition. Any Lessee exceptions will be noted in writing to the Lessor upon taking possession.

16.  MAINTENANCE OF PREMISES AND ABUTTING AREAS:

The Lessee shall not permit, allow or cause any act or deed to be performed or any practice to be adopted or followed in or about the Premises which shall cause or be likely to cause injury or damage to any person or to the Premises or to the sidewalks and pavements adjoining the Premises. The Lessee at all times shall maintain and keep the Premises and its appurtenances including walkways in a neat and orderly condition and clean and free from rubbish, dirt, snow, ice and other miscellaneous items.

The Lessor shall pay for the cost of outside maintenance, including lawn, landscaping, parking area cleanup, snow removal of walks and parking areas. The Lessee will procure and pay for maintenance contracts on the heating and air conditioning equipment during the term of this lease. Current maintenance contract is $350.00 per annum.

17.  NUISANCES:

The Lessee shall not permit, allow, or cause any noxious, disturbing or offensive odors, fumes, gas, toxic waste, dangerous chemicals, environmental pollution, dangerous products or processes, noise or any smoke, dust, steam or vapors, or allow sound or vibration to originate in or to be emitted from the Premises. The parties hereby acknowledge that there shall be storing and shipping of chemicals.


18.  HOUSEKEEPING:

The Lessee shall not use or permit the use of any portion of the Premises as living quarters or keep or harbor therein any live animals, fish or birds, or use the same for any illegal purpose. The Lessee shall not permit or allow the sinks, toilets or urinals in the Premises to be used for any purpose except that for which they were designed and installed, and the expense of repairing any breakage or damage or removal of any stoppage resulting from a contrary use thereof shall be paid by the Lessee. The Lessee shall maintain the windows in a clean, neat and orderly condition, and the glass thereof clean, and shall store all trash and rubbish within the Premises and shall provide for the prompt and regular removal of same from the Premises. The Lessee shall not burn or otherwise dispose of any trash, waste, rubbish or garbage in or about the Premises. The Lessee agrees not to use any form of heating except as provided by the Lessor. The Lessee agrees to permit no waste of the property, but on the contrary, to surrender possession of same, make all repairs necessary to preserve the Premises in good order, which repairs shall be in quality and class, equally to the original work; and promptly pay the expense of such repairs without notice, in as good condition as at the commencement of the term or as they may be put in during the term, as reasonable use thereof will permit.

19.  UTILITIES:

The Lessee shall procure for its own account and shall pay the cost of all electric, telephone, power, and other utilities consumed at the Premises.

The Lessor shall pay the cost of heat and trash removal.

20.  LESSOR'S AND LESSEE'S COVENANT:

The Lessor and Lessee covenant and warrant that each have full and exclusive right and authority to execute and perform this Lease and to grant the estate leased herein and the lessee covenants upon performance of its obligations hereunder, shall peaceably and quietly hold and enjoy the Premises through the term or any holdover.

21.  EMINENT DOMAIN:

The parties agree that if the Premises be substantially taken or condemned by public authority, this Lease shall cease and the rent shall be paid up to the time of actual taking. The Lessee shall not be entitled to any part of any award, except for its fixtures and moving expenses and the rent differential between market rents and rent reserved herein.

22.  CONDUCT OF LESSEE:

The Lessee, at all times, shall fully and promptly comply with all laws, ordinances, orders and regulations of any lawful authority having jurisdiction of the Premises, including but not limited to, such as shall relate to the cleanliness, safety, fire codes, environmental, occupation and use of the Premises and the nature, character and manner and operation of the business conducted in or at the Premises. If within the Lessee's control, the Lessee shall comply with all regulations and recommendations of the Board of Fire Underwriters.

23.   ASSIGNMENT AND SUBLETTING:

The Lessee shall not assign, or in any manner, transfer this Lease or any estate, interest or benefit therein, or sublet the Premises, or any part or parts thereof, or permit the use of the same, or any part thereof, by anyone other than the Lessee, its subsidiaries or parent corporations, without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. A transfer of the controlling interest of the stock of a corporate Lessee shall be considered an assignment of this Lease. After receipt of a written request to assign or sublet, the Lessor shall respond within fifteen
(15) days of receipt. Consent by the Lessor to any assignment or transfer of any interest under this Lease or subletting of the Premises, or any part thereof, shall be limited to the instance stated, and such written consent shall not constitute consent to any other assignment, transfer of interest or subletting, nor shall such consent relieve the Lessee of any of its obligations hereunder. Any excess rent or monetary benefit received by the Lessee directly or indirectly over the rent reserved herein shall be paid to the Lessor.

24.  LESSEE'S DEFAULT:

In addition to the terms provided in this Lease, the occurrence of any of the following shall constitute a default in the terms of this Lease:

A.  The failure to pay rent by the 10th of the month.

B. The failure to substantially comply with the terms of this Lease after thirty (30) days written notice of the provision in default and a failure to cure, excepting rent payments.

C. The filing of a petition in bankruptcy or the appointment of a receiver or an assignment for the benefit of creditors.

25.  LESSOR'S REMEDY:

Upon the happening of any event of default, the Lessor may elect to either:

A. Terminate this Lease by giving fifteen (15) days notice of such election, or,

B. Re-enter the Premises and Lessor shall re-lease the Premises and apply the rental proceeds owed by the Lessee. The Lessee shall remain liable to the Lessor for any deficiency in rent including reasonable attorney's fees incurred to enforce this Lease and disbursements, cost of cleanup, if any, and cost to re-lease, including but not limited to advertising costs and real estate commission and the Lessee fix up costs.

26.  HOLDING OVER:

In the event the Lessee shall remain in the Premises after the expiration of the term of this Lease without executing a new lease with the Lessor, such holding over shall not constitute a renewal or extension of this Lease and the Lessee shall pay to the Lessor, as liquidated damages, double the monthly rent due in the last month of the term of the Lease for the period the Lessee remains in unauthorized possession, and no holding over by the Lessee shall operate to renew this lease, nor to create any tenancy whatsoever.

27.  NOTICE:

Any and all notices called for or required by any provision of this Lease, unless specifically described therein, shall be delivered to the respective parties by certified mail, return receipt requested, at the following addresses:

A.   To the Lessor:
     Joseph H. & Ellen Ann Donnelly Trust
     27 Governor Street
     Ridgefield, Connecticut 06877

     To the Lessor:
     Brookfield Commerce
     c/o Nicholas R. DiNapoli, Jr.
     90 Grove Street, Suite 102
     Ridgefield, Connecticut 06877

copy to:
     Donnelly, McNamara & Gustafson, P.C.
     150 Danbury Road, P.O. Box 2006
     Ridgefield, Connecticut  06877

B.   To the Lessee:
     Safe Alternatives Corporation of America, Inc.
     27 Governor Street
     Ridgefield, Connecticut  06877

Such addresses may be changed by either party by notifying the other party in the manner required for notice.

28.  WAIVER:

The failure of the Lessor or the Lessee to insist upon strict performance of any of the covenants or conditions of this lease, or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment of any such covenants, conditions or options, but the same shall be and remain in full force and effect.

29.  NOTICE OF LEASE:

A Notice of lease, in recordable form, conforming to the requirements of the General Statutes of the State of Connecticut concerning "Notice of Lease", shall be executed by the parties. Either party at his expense, may record the same. This Lease shall not be recorded by either party.

30.  CONSENTS:

All consents and approvals required hereunder shall not be unreasonably withheld.

31.  BROKERAGE

The Lessee represents that RYER ASSOCIATES (Edwin Allan) AND GOODFELLOW ASHMORE (Abe Carvalio) is the sole broker who negotiated this Lease of Premises and the Lessor agrees to pay a commission, as agreed, which brokerage commission shall be due and payable in accordance with said agreement, only upon the actual execution of this Lease. This Lease is executed by the Lessor in reliance upon the representation by the Lessee that no broker or agent other than recited herein brought the Premises to the Lessee's attention or was in any way the procuring cause of this Lease.

32.  SUBORDINATION:

This Lease and any appurtenant rights shall be subject and subordinate at all times to the lien of the mortgages now on the Premises, if any, and to all advances made or hereafter to be made upon the security thereof, and subject and subordinate to the lien of any future mortgage (s) or easement which at any time may be an encumbrance upon the Premises, provided these mortgages or easements do not render the use of the Premises untenable. The Lessee will execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages) or easement as shall be desired by any mortgagee or grantee of any easement. The Lessee hereby appoints the Lessor the attorney-in-fact of the Lessee, irrevocable, to execute and deliver any such instruments on the Lessee's behalf.

33.  SEVERABILITY:

It is agreed that any provisions of this Lease deemed void by a court of competent jurisdiction shall not affect any other provisions of this Lease. The Laws of the State of Connecticut shall govern the terms of this Lease.

34.  LITIGATION:

In the event the Lessor, without fault on its part, becomes involved, through or on account of the terms of this Lease, or through or on account of the occupancy of the Premises by the Lessee, or the conduct of the Lessee's business upon the Premises, in any controversy or litigation with a third party, the Lessee shall upon notice from the Lessor or its agents, immediately take all necessary steps, and do whatever may be necessary to remove the Lessor's connection with, or liability under such controversy or litigation, and particularly if such controversy or litigation throws any cloud or encumbrance upon the title of the Lessor to its Real Estate; provided, that if the Lessee believes it has a good and valid defense, or claim, in such controversy or litigation [which the Lessee desires to set up and maintain by and throughout court procedure and litigation,] the Lessee shall have the right to do so, provided it first executes and delivers to the Lessor an indemnifying bond with surety that will discharge any and all final judgments, liens, costs, damages, expenses and obligations of the Lessor whatsoever, in, or arising out of the controversy or litigation involving the Lessor or its agents, including all costs, expenses and attorney's fees incurred by the Lessor or its agents in protecting their interest or defending themselves in such controversy or litigation.

37.  PARKING:

It is agreed that the Lessee shall have adequate parking on the Property described in Schedule A as shown on the approved site plan.

38.  ENTIRE AGREEMENT:

It is agreed that the Lessor has not made any statement, promise or agreement, or taken upon itself any engagement whatsoever, verbally or in writing in conflict with the terms of this Lease, or that in any way modifies, varies, alters, enlarges or invalidates any of its provisions, and that no obligations of the Lessor shall be implied in addition to the obligations herein expressed.

39.  BINDING EFFECT:

This Lease, together with any and all addendum or amendments thereto, shall inure to the benefit of the respective parties hereto, their successors, heirs, personal representatives or assigns, (provided that any assignment by the Lessee shall be effective only if made in strict accordance with the terms of this Lease).

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals
this      day of February, 1993.

Signed, sealed and delivered            (LESSOR)
in the presence of:                     BROOKFIELD COMMERCE

s/                                      By s/Nicholas R. DiNapoli, Jr.
-------------------------                  ------------------------------------
                                        Nicholas R. DiNapoli, Jr., Trustee.
s/                                      Partner
-------------------------

                                        (LESSEE)
                                        SAFE ALTERNATIVES CORPORATION OF
                                        AMERICA, INC.

s/                                      By s/Stephen Thompson
-------------------------                  -----------------------------------
                                        Stephen Thompson
s/                                      its President
-------------------------

STATE OF CONNECTICUT
                    ss. Ridgefield              April 30, 1993
COUNTY OF FAIRFIELD

Personally appeared Nicholas R. DiNapoli, Jr., Trustee, Partner of BROOKFIELD COMMERCE, a Connecticut Partnership, signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of said Partnership, before me.

                                        s/ Linda A. Pawlak
                                        --------------------------------------
                                        Linda A. Pawlak
                                        Notary Public
                                        My Commission Expires: Feb. 28, 1998


STATE OF CONNECTICUT
                    ss. Ridgefield              February 22, 1993
COUNTY OF FAIRFIELD

Personally appeared Stephen Thompson, duly authorized President of SAFE ALTERNATIVES OF AMERICA, INC., a corporation, signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of said corporation, before me.

                                        s/ Sharlet S. Wirzulis
                                        --------------------------------------
                                        Sharlet S. Wirzulis
                                        Notary Public
                                        My Commission Expires: Feb. 28, 1997

                                   SCHEDULE A

ALL THAT CERTAIN PIECE OR PARCEL OF LAND, TOGETHER WITH THE BUILDINGS AND
-------------------------------------------------------------------------
IMPROVEMENTS THEREON, SITUATED IN THE TOWN OF BROOKFIELD, COUNTY OF FAIRFIELD,
------------------------------------------------------------------------------
STATE OF CONNECTICUT, SHOWN AND DESIGNATED AS LOT 8 ON THAT CERTAIN MAP ENTITLED
--------------------------------------------------------------------------------
"'COSSUTO INDUSTRIAL PARK' SUBDIVISION MAP PREPARED FOR LEONARD & JOSEPH
------------------------------------------------------------------------
COSSUTO, BROOKFIELD, CONNECTICUT IL 80 ZONE", SURVEY DATE MAY 10, 1972, REVISED
-------------------------------------------------------------------------------
SEPTEMBER 13, 1972, REVISED OCTOBER 27, 1972, CERTIFIED "SUBSTANTIALLY CORRECT"
-------------------------------------------------------------------------------
HENRICIS' DAVID L. RYAN, L.S. #8175, WHICH MAP IS ON FILE IN THE OFFICE OF THE
------------------------------------------------------------------------------
TOWN CLERK OF BROOKFIELD IN MAP BOOK 9, PAGE 3 & 4; AND
-------------------------------------------------------

ALL THAT CERTAIN PIECE OR PARCEL OF LAND, SITUATED IN THE TOWN OF BROOKFIELD,
-----------------------------------------------------------------------------
COUNTY OF FAIRFIELD, AND STATE OF CONNECTICUT SHOWN AND DESIGNATED AS LOT 8A ON
-------------------------------------------------------------------------------
THAT CERTAIN MAP ENTITLED "TOWN OF BROOKFIELD, FAIRFIELD COUNTY, CONNECTICUT -
------------------------------------------------------------------------------
FINAL  SUBDIVISION MAP ... 'COSSUTO INDUSTRIAL PARK' IL-80 ZONE TOTAL AREA-8.579
--------------------------------------------------------------------------------
- ACRES...LEONARD & JOSEPH COSSUTO, ROUTE 133, BROOKFIELD, CONNECTICUT ...MAP
-----------------------------------------------------------------------------
PREPARED BY THE OFFICE OF DAVID L. RYAN, 5 ALMAR DRIVE, BETHEL, CONNECTICUT ...
-------------------------------------------------------------------------------
CERTIFIED SUBSTANTIALLY CORRECT CLASS A-2 SURVEY DATE MAY 19, 1976 BY DAVID L.
------------------------------------------------------------------------------
RYAN, L.S. #8175", WHICH MAP IS ON FILE IN THE OFFICE OF THE TOWN CLERK OF
--------------------------------------------------------------------------
BROOKFIELD IN MAP BOOK 10, PAGE 90.
-----------------------------------

                                   SCHEDULE B
                                   ----------

                           (Attach Map to Schedule B)